Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Experts” and “Senior Securities” and to the use of our report dated March 15, 2021 in the Post-Effective Amendment No. 3 to the Registration Statement (Form N-2) of Business Development Corporation of America dated December 20, 2021.

/s/ Ernst & Young LLP

New York, New York

December 20, 2021